In re Farmland Industries, Inc		Case No. 02-50557

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JULY, 2003

REVENUE
Gross Income		$ 123,578,802.04
Less Cost of Goods Sold		$ 110,415,671.75
Materials	$ 110,399,163.66
Direct Labor	-
Overhead (Freight and Other)	$ 16,508.09
Gross Profit		$ 13,163,130.29

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 4,051,795.99
Advertising and Marketing	$ 10.86
Insurance	$ 923,194.24
Payroll Taxes	$ 286,558.12
Lease and Rent	$ 15,099.76
Telephone and Utlities	$ 3,270,370.15
Attorney and other Professional Fees	$ 3,478,467.71
UST Quarterly Fees	$ 10,000.00
Other Expenses (includes other income)	$ (1,975,255.42)
Total Operating Expenses		$ 10,060,241.41
Net Income (Loss)		$ 3,102,888.88

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 42,231,376.21
Increase (Decrease) in AR for month		$ (2,673,190.23)
Inventory at end of month		$ 122,553,675.80
Increase (Decrease) in Inventory for month		$ 4,188,245.42
Cash at end of the month		$ (2,743,652.80)
Increase (Decrease) in Cash for month		$ (11,423,212.61)

LIABILITIES
Increase (Decrease) in pre-petition debt		$ 2,109,451.93
Increase (Decrease) in post-petition debt		$ 2,108,187.34

Taxes Payable:
Federal Payroll Taxes	$ 69,461.52
State Payroll Taxes	$ 579.78
Local Payroll Taxes	$ -
State Sales Taxes	$ 4,312.27
Real Estate and Personal	$ (731,859.66)
Property Taxes (Real Property)	$ (1,092,469.79)
Other (see footnote 1)	$ (1,693,485.08)
Total Taxes Payable		$ (3,443,460.96)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ (176,405.24)
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (1,113.60)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (37.56)
USE TAX PAYABLE-MANUAL ENTRIES	$ (859.56)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,515,325.36)
ST MTR FUEL TAX PAY	$ 3,570.28
PRE-USE TAX PAY-MANUAL (245002&12)	$ 2,349.73
$ (1,693,485.08)